EXHIBIT 10.01

                    CARGO CONNECTION LOGISTICS HOLDING, INC.
                               600 Bayview Avenue
                             Inwood, New York 11096
                             Telephone: 516-239-7000
                                Fax: 516-239-2508



                                                         August 29, 2007

Mr. Mack Fulmer
c/o Fleet Global Services, Inc.
119 Gatlin Avenue
Orlando, Florida  32806

Dear Mr. Fulmer:

      This sets forth the terms on which Cargo Connection Logistics Holding, Inc., a Florida corporation ("Cargo") will acquire all of the issued and outstanding shares of capital stock of Fleet Global Services, Inc., a Florida corporation ("Fleet") (such purchase being referred to herein as the "Transaction"). Cargo intends to close the Transaction as soon as practicable. Cargo and Fleet are sometimes individually referred to herein as a "Party" or are collectively referred to as the "Parties".

      1. Purchase Price. Cargo will purchase all of the issued and outstanding capital stock of Fleet for an aggregate purchase price consisting of the following (the "Purchase Price"): (a) $1,000,000 in cash (the "Cash Component"),
(b) 270,000,000 shares of common stock of Cargo (the "Common Stock"), and (c) such number of shares of Common Stock, valued at the closing price per share of the Common Stock on the Closing Date of the Transaction, as equals ten percent (10%) of the net earnings before interest, taxes, depreciation and amortization ("EBITDA") of Fleet's business for the two (2) years ending on the first and second anniversary of the closing of the Transaction (the "Earn Out Payment"), up to a maximum number of shares equal to one-third of the outstanding shares of the Common Stock as of the Closing Date (the "Stock Component"), provided, that Cargo may elect to issue shares of preferred stock of Cargo bearing substantially the same rights, powers and preferences as shares of Common Stock, as the Stock Component issued within 120 days thereafter based on financial information maintained by Cargo. Fleet understands and agrees that any Common Stock issued pursuant to this Transaction may be subject to a "lock-up" period reasonably acceptable to Cargo, and Fleet shall execute and deliver all such definitive documentation representing such lock-up agreement as may be reasonably required by Cargo.

      2. Due Diligence. Consummation of the Transaction is contingent upon Cargo's completing, and being satisfied with the results of, a due diligence review of Fleet. The purpose of such a review is to provide Cargo with information with regard to the business, operations and financial condition (the "Business") of Fleet. To assist Cargo in conducting this review, Fleet will provide, or cause to be provided, all information with respect to itself as Cargo may reasonably request and/or as is customary in this kind of transaction, including audited year-end and unaudited

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internally-prepared  interim   financial   statements.   In  addition,   Fleet's
auditors, counsel, officers and directors and other agents or representatives will be made available to discuss with Cargo at reasonable times any aspect of Fleet's Business or the Transaction which Cargo may deem relevant.

      3.   Conditions.   Consummation  of  the  Transaction  is  subject  to the
following conditions:

           (a) the execution of mutually acceptable definitive documentation that contains such representations, warranties, covenants and other terms as are customary, which definitive documentation the Parties agree to use their best efforts to negotiate, execute and consummate by September 30, 2007 or, if practicable, any earlier date;

           (b) approval of the Transaction by the board of directors of Cargo and the board of directors and shareholders of Fleet;

           (c) the consent to the Transaction and the granting of any waivers by any necessary third parties;

           (d) receipt by Cargo from the accountants of Fleet of a report indicating that there are no material weaknesses with respect to the internal controls of Fleet;

           (e) the absence of material adverse change in the Business of Fleet since the date hereof;

           (f) the absence of any pending or threatened litigation which would prevent the closing of the Transaction or materially adversely affect the Business of either Party;

           (g) the  receipt  by  Cargo  of  financial  statements  and/or  other information requested by Cargo, including certified audit workpapers as may be available to Fleet, that sufficiently demonstrates the financial condition of Fleet, including its earnings and cash flow;

           (h) compliance with the requirements of paragraph 8 below;

           (i) the purchase of all the issued and outstanding capital stock of Fleet by MF prior to the closing of the Transaction;

           (j) the closing of a financing transaction by Cargo of an aggregate amount of at least $1,500,000;

           (k) the forgiveness of all intercompany debt of Fleet to Fulmer Logistics Corporation ("Fulmer") and its affiliates (in the amount of $2,743,663 as of July 31, 2007), or any replacement thereof;

           (l) settlement of the pending litigation between Cargo Connection Logistics, Inc. and Fleet for the amount of $56,000, payable by Fleet or its stockholders to Cargo out of the proceeds of the Cash Component;

           (m) receipt by Cargo of audited financial statements of Fleet for the fiscal years ended December 31, 2006 and 2005, and all additional information required to be filed by Cargo with the SEC;

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           (n) the execution  and delivery of the employment agreements referred to in paragraph 9; and

           (o) MF to be granted one (1) seat on the Board of Directors of Cargo.

      4. Expenses. Whether or not the Transaction is completed, each Party will bear its own expenses relating to the Transaction, including without limitation its legal representation and accounting fees incurred in connection herewith and the Transaction.

      5. Brokers. Each Party hereto agrees to indemnify and hold harmless the other from and against and in respect to any claim for finders fees or brokerage claims relating to the Transaction or the consummation thereof, based in any way on agreements, arrangements or understandings claimed to have been made by the indemnifying party with any third party.

      6.   Confidentiality.

           (a) Neither the Parties, Fulmer Logistics Corporation, nor any of their respective directors, officers, employees, members, partners, representatives, subsidiaries, affiliates, agents and advisors shall disclose or use, and each of them shall direct its representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other Party or the Transaction in any manner other than in connection with the evaluation of the Transaction. For purposes of this paragraph, "Confidential Information" means any information about the Parties, whether or not marked "confidential" or identified as such by either of the Parties; provided that it does not include information that is (i) or becomes generally available to or known by the public other than as a result of improper disclosure by a Party, (ii) obtained by a Party from a source other than the other Party, which is not bound by a duty of confidentiality, or
               (iii) required to be disclosed by law, rule, regulation or judicial process. If the Transaction is abandoned or is not otherwise consummated, then each Party shall either destroy or return any Confidential Information received from the other Party promptly upon request.

           (b) Neither the Party that receives Confidential Information (a "Recipient") nor its directors, officers, employees, members, partners, representatives, subsidiaries, affiliates, agents and advisors ("Representatives"), will disclose to any person the existence of this Agreement, the fact that any investigations, discussions or negotiations are taking place between the parties concerning the Transaction or any of the terms, conditions or other facts with respect to any such Transaction, including the status thereof, except if required by law or in connection with financing activities. Recipient agrees to be responsible for any breach of this Agreement by its Representatives. The term "person" as used in this Agreement will be interpreted broadly to include, without limitation, any corporation, company, governmental agency or body, entity, partnership, group or individual.

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           (c) The  Confidential Information  will be used  by  Recipient solely for the purpose of evaluating the Transaction. Except for the limited right to use as set forth in the immediately preceding sentence, no right or license of any kind, either express or implied, under any mask work, patent, copyright, trade secret or
               Confidential   Information  is  granted  hereunder.   Information
               furnished by a Party shall remain the exclusive property of such Party. Each Party shall own all right, title and interest in and to all methods, compounds, ideas and technology (including all intellectual property rights therein) derived or developed by or on behalf of Recipient from Confidential Information disclosed by such Party.

     7. No Shop. Fleet agrees that it will not, and it will not permit its representatives, including officers, directors, stockholders or agents, to negotiate directly or indirectly with or furnish any information relating to any potential acquisition, merger or a sale of Fleet or Fleet's business or assets to any party other than Cargo until the earlier of: (a) ninety (90) days after the date hereof or (b) the termination by either Party in writing of the negotiations relating to the Transaction.

     8. Conduct Until Closing. Fleet agrees that during the period from the date hereof through the Closing Date: (a) its business will be operated only in the ordinary course, (b) it will not dispose of any of its assets used in connection with its Business other than in the ordinary course of business and
(c) it will not make any distribution or any other payment to its security holders (except as contemplated hereby), officers, directors or its or their affiliates, other than salary and management fees paid in the ordinary course of business consistent with past practice, unless with prior written consent of Cargo.

     9. Employees. Fleet agrees to use its reasonable commercial efforts to retain for the benefit of Cargo all employees necessary to Fleet's operations. In connection with the closing of the Transaction, Cargo shall enter into employment agreements with the following persons ("Key Employees") for a minimum of two (2) years and on other terms reasonably acceptable to Cargo, which shall include non competition covenants for the term thereof plus an additional two years: (a) MF at an annual salary of $200,000.00 and (b) Cassandra Everett at an annual salary of $100,000.00.

     10. Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement shall be interpreted under the laws of the State of New York, without regard to its conflicts of law principles. The parties hereto irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York with respect to any dispute relating hereto.

         If the above accurately sets forth our understanding with respect to the proposed Transaction, please sign where indicated below.



        [THIS SPACE IS LEFT BLANK INTENTIONALLY. SIGNATURE PAGE FOLLOWS]


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                                         CARGO CONNECTION LOGISTICS
                                          HOLDING, INC.


                                         By:    /s/ Jesse Dobrinsky
                                            ----------------------------------
                                            Name: Jesse Dobrinsky
                                            Title:  President

Accepted and agreed as of
the date first above written:

FLEET GLOBAL SERVICES, INC.


By:   /s/ Mack Fulmer
   -----------------------------
   Name: Mack Fulmer
   Title: President



/s/ Mack Fulmer
--------------------------------
Mack Fulmer


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